Exhibit 99.1

(1)         The amount of securities reported as beneficially owned includes an aggregate of 3,750 ordinary shares, par value $0.001, of Norwegian Cruise Line Holdings Ltd. (the “Issuer”) held of record by NCL Investment Limited (“NCL Investment”) and NCL Investment II Ltd. (“NCL II”), respectively.

The shareholders of NCL Investment are Apollo Overseas Partners VI, L.P. (“Overseas VI”), Apollo Overseas Partners (Delaware) VI, L.P. (“Overseas Delaware”), Apollo Overseas Partners (Delaware 892) VI, L.P. (“Overseas 892”) and Apollo Overseas Partners (Germany) VI, L.P. (“Overseas Germany”).  Apollo Advisors VI, L.P. (“Advisors VI”) is the general partner or managing general partner of each of Overseas VI, Overseas Delaware, Overseas 892 and Overseas Germany.  Apollo Capital Management VI, LLC (“ACM VI”) is the general partner of Advisors VI.  Apollo Principal Holdings I, L.P. (“Principal I”) is the sole member and manager of ACM VI, and Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I.

The sole shareholder of NCL II is AIF VI NCL (AIV), L.P. (“AIF VI NCL”).  Apollo Advisors VI (EH), L.P. (“Advisors VI (EH)”) is the general partner of AIF VI NCL, and Apollo Advisors VI (EH-GP), Ltd. (“Advisors VI (EH-GP)”) is the general partner of Advisors VI (EH).  Apollo Principal Holdings III, L.P. (“Principal III”) is the sole shareholder of Advisors VI (EH-GP).  The general partner of Principal III is Apollo Principal Holdings III GP Ltd. (“Principal III GP”).

Apollo Management VI, L.P. (“Management VI”) is the manager of each of Overseas VI, Overseas Delaware, Overseas 892, Overseas Germany and AIF VI NCL.  AIF VI Management, LLC (“AIF VI LLC”) is the general partner of Management VI.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VI LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP, the managers of Principal I GP and the directors of Principal III GP.

Each of NCL Investment, NCL II, Overseas VI, Overseas Delaware, Overseas 892, Overseas Germany, Advisors VI, ACM VI, Principal I, Principal I GP, AIF VI NCL, Advisors VI (EH), Advisors VI (EH-GP), Principal III, Principal III GP, Management VI, AIF VI LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the ordinary shares of the Issuer included in this report, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address for NCL Investment is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.  The address for each of Overseas Delaware, Overseas 892, Advisors VI, ACM VI, Principal I and Principal I GP, is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address for each of NCL II, AIF VI NCL, Overseas VI, Overseas Germany, Advisors VI (EH), Advisors VI (EH GP), Principal III and Principal III GP is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, KY1-9005 Grand Cayman, Cayman Islands.  The address of each of Management VI, AIF VI LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.